EXHIBIT 23.2

                         Glast, Phillips & Murray, P.C.
                          815 Walker Street, Suite 1250
                              Houston, Texas 77002
                                 (713) 237-3135


May  12,  2006

U.S. Securities and Exchange Commission
Division of Corporation  Finance
100 F Street, N.E.
Washington, D.C. 20549

Re:  Charys Holding Company, Inc.  - Form S-8

Gentlemen:

     We have acted as counsel to Charys Holding Company, Inc., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-8 relating to the registration of 8,000,000 shares of its common stock, ("Stock Shares"), $0.001 par value per Stock Share, which are issuable pursuant to the Company's Employee Stock Incentive Plan for the Year 2006 and Non-Employee Consultants Retainer Stock Plan for the Year 2006. We hereby consent to all references to our firm included in this Registration Statement, including the opinion of legality.

                                        Very truly yours,

                                        /s/ Glast, Phillips, & Murray, P.C.